Profire Energy Reports Financial Results for Third Fiscal Quarter Fiscal 2017
Company Achieves a 101% Increase in Year-Over-Year Revenues

LINDON, Utah November 8, 2017 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for fiscal quarter ending September 30, 2017. A conference call will be held on Thursday, November 9, 2017 at 1:00 p.m. EST to discuss the results.

Fiscal Q3 2017 Highlights

•	Revenues Increased 101% Year-Over-Year

•	Net Income of $1.2 Million or $0.03 Per Share

•	Gross Profit Increased to $5 Million or 50.4% of Total Revenues

•	Cash and Liquid Investments at Period End Equal $21.4 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues increased to $10 million in the quarter which is a 101% increase from the same quarter a year ago. The Company’s quarterly revenues have not exceeded $10 million since the quarter ended December 31, 2014.

While recording a 101% increase in revenues, total operating expenses were up only 16.9% to $3.2 million, over the same quarter last year.

Gross profit increased to roughly $5 million or 50.4% of total revenues, as compared to $2.6 million or 52.6% of total revenues in the year-ago quarter.

Compared with the same year-ago quarter, operating expenses for general and administrative increased 19%, R&D increased 21%, and depreciation decreased 21%.

Net income was $1.2 million or a gain of $0.03 per share, compared to net income of $74,000 or $0.00 per share in the same year-ago quarter.

Cash and liquid investments totaled $21.4 million at the end of the quarter and the Company continues to operate debt-free.

Management Commentary
“The cost and Company structures we now have, remain scalable and provide us with room to grow. What we have put in place has allowed us to enjoy significant year-over-year increases in revenue,” stated Ryan Oviatt, CFO of Profire. “This quarter we continued our revenue growth trajectory and remained focused on positioning the Company for the future. Profire has been able to manage costs throughout the downturn and initial recovery, and will continue to do so as the Company invests in additional products, technology and people to keep up with demand.”

“With superior products and a dedicated team of employees, Profire has successfully navigated a volatile market. Despite the volatility, we recognized great success during the quarter including our total revenues for the quarter surpassing $10 million,” said Brenton Hatch, President and CEO of Profire Energy. “We continue to add features to the 3100 system in order to offer a competitive product that meets customer expectations and drives innovation within the industry. In addition to the 3100, other new products are presently being developed. We believe that new technologies, like Profire products, are essential parts of our customers’ long-term strategies.”

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, November 9, 2017
Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link http://public.viavid.com/index.php?id=127078. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available after 5:00 p.m. EST on the same day through November 16, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay ID: 13672951

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on November 16, 2017, regarding the financial quarter results; the ability of the Company’s ability to maintain cost structures; Development of the 3100 and other products;, the Company’s ability to remain an industry leader. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2017	December 31, 2016
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,784,793	$9,316,036
Short term investments	854,323	2,965,536
Investments - other	3,010,000	2,250,000
Accounts receivable, net	7,644,918	5,633,802
Inventories, net	6,934,821	7,839,503
Income tax receivable	55,682	180,981
Prepaid expenses & other current assets	505,082	410,558
Total Current Assets	28,789,619	28,596,416

LONG-TERM ASSETS
Net deferred tax asset	200,239	60,940
Long-term investments	7,798,848	5,504,997
Property and equipment, net	7,016,570	7,458,723
Goodwill	997,701	997,701
Intangible assets, net	505,875	490,082
Total Long-Term Assets	16,519,233	14,512,443

TOTAL ASSETS	$45,308,852	$43,108,859

CURRENT LIABILITIES
Accounts payable	794,464	1,220,478
Accrued vacation	192,579	154,307
Accrued liabilities	814,404	284,214
Income taxes payable	774,361	61,543
Total Current Liabilities	2,575,808	1,720,542

TOTAL LIABILITIES	2,575,808	1,720,542

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,692,460 issued and 48,471,890 outstanding at September 30, 2017 and 53,582,250 issued and 50,705,933 outstanding at December 31, 2016	53,692	53,582
Treasury stock, at cost	(6,703,521)	(3,582,805)
Additional paid-in capital	27,249,628	26,800,298
Accumulated other comprehensive loss	(2,096,731)	(2,810,743)
Retained earnings	24,229,976	20,927,985
Total Stockholders' Equity	42,733,044	41,388,317

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,308,852	$43,108,859
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Sales of goods, net	$9,387,232	$4,507,044	$25,514,149	$11,942,860
Sales of services, net	662,960	483,769	1,825,528	1,565,649
Total Revenues	10,050,192	4,990,813	27,339,677	13,508,509

COST OF SALES
Cost of goods sold-product	4,509,191	1,977,658	11,600,019	5,470,866
Cost of goods sold-services	479,206	388,496	1,333,819	1,198,838
Total Cost of Goods Sold	4,988,397	2,366,154	12,933,838	6,669,704

GROSS PROFIT	5,061,795	2,624,659	14,405,839	6,838,805

OPERATING EXPENSES
General and administrative expenses	2,771,869	2,328,100	8,454,235	7,383,766
Research and development	318,621	263,712	798,142	667,957
Depreciation and amortization expense	125,898	160,216	405,811	461,993
Total Operating Expenses	3,216,388	2,752,028	9,658,188	8,513,716

INCOME (LOSS) FROM OPERATIONS	1,845,407	(127,369)	4,747,651	(1,674,911)

OTHER INCOME (EXPENSE)
Gain (loss) on sale of fixed assets	14,017	—	62,492	(1,705)
Other (expense) income	25,991	82,452	39,377	(189,106)
Interest income	41,672	19,668	127,790	53,030
Total Other Income (Expense)	81,680	102,120	229,659	(137,781)

NET INCOME (LOSS) BEFORE INCOME TAXES	1,927,087	(25,249)	4,977,310	(1,812,692)

Income tax expense (benefit)	709,169	(99,701)	1,846,634	(517,232)

NET INCOME (LOSS)	$1,217,918	$74,452	$3,130,676	$(1,295,460)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$327,271	$(202,520)	$640,927	$(1,041,937)
Unrealized gains (losses) on investments, net of tax	10,138	(20,621)	73,085	(20,621)
Total Other Comprehensive Income (Loss)	337,409	(223,141)	714,012	(1,062,558)

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,555,327	$(148,689)	$3,844,688	$(2,358,018)

BASIC EARNINGS (LOSS) PER SHARE	$0.03	$—	$0.06	$(0.02)

FULLY DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$—	$0.06	$(0.02)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,552,770	53,215,385	49,613,704	53,274,855

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,369,835	54,091,419	50,346,333	53,274,855
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES
Net Income (Loss)	$3,130,676	$(1,295,460)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	675,223	764,906
Loss (Gain) on sale of fixed assets	(62,310)	1,705
Bad debt expense	147,470	247,568
Stock options issued for services	648,244	460,212
Changes in operating assets and liabilities:
Changes in accounts receivable	(2,024,858)	2,594,557
Changes in income taxes receivable/payable	840,343	(785,089)
Changes in inventories	634,646	2,098,574
Changes in prepaid expenses	(93,669)	(119,238)
Changes in deferred tax asset/liability	(139,298)	140,488
Changes in accounts payable and accrued liabilities	588,868	(710,012)

Net Cash Provided by Operating Activities	4,345,335	3,398,211

INVESTING ACTIVITIES
Proceeds from sale of equipment	140,198	59,013
Purchase of investments	(869,554)	(11,143,504)
Purchase of fixed assets	(214,632)	(7,140)
		—
Net Cash Used in Investing Activities	(943,988)	(11,091,631)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(25,667)	(99)
Purchase of Treasury stock	(3,120,716)	(261,544)

Net Cash Used in Financing Activities	(3,146,383)	(261,643)

Effect of exchange rate changes on cash	213,793	348,348

NET INCREASE IN CASH	468,757	(7,606,715)
CASH AT BEGINNING OF PERIOD	9,316,036	19,281,501

CASH AT END OF PERIOD	$9,784,793	$11,674,786

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$—
Income taxes	$1,282,157	$—
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.